[KinderMorgan logo]
Natural Gas Pipeline Company of America
A Subsidiary of Kinder Morgan, Inc.
FIRM TRANSPORTATION
RATE DISCOUNT AGREEMENT
Agreement No. 133736
     This Firm Transportation Rate Discount Agreement (“Agreement”) is made and entered into effective this 20th day of November, 2006, by and between Natural Gas Pipeline Company of America (“Natural”) and E Energy Adams LLC (“Shipper”).
ARTICLE 1
DISCOUNT PARAMETERS

1.1	Discount Term: From September 1, 2007 through August 31, 2017.

1.2	Transportation Agreement: Rate Schedule FTS, Agreement No. 133719, dated November 20, 2006, with a Contract MDQ of Forty Four Hundred (4,400) Dth/day.

1.3	Discounted Monthly Base Reservation Rate:

	Peak Period	Off-Peak Period

09/1/2007 — 08/31/2010	$3.0417	$3.0417
09/1/2010 — 08/31/2011	$3.1177	$3.1177
09/1/2011 — 08/31/2012	$3.1956	$3.1956
09/1/2012 — 08/31/2013	$3.2755	$3.2755
09/1/2013 — 08/31/2014	$3.3574	$3.3574
09/1/2014 — 08/31/2015	$3.4413	$3.4413
09/1/2015 — 08/31/2016	$3.5273	$3.5273
09/1/2016 — 08/31/2017	$3.6155	$3.6155

1.4	Discounted Firm Transportation Quantity: Forty Four Hundred (4,400) Dth/day.

1.5	Discounted Primary Receipt Points:

		DISCOUNTED POINT
NAME	PIN	MDQ (Dth/d.)

Trailblazer Gage	902900	4,400

1.6	Discounted Secondary Receipt Points: Amarillo Mainline Pooling Point (Pin Number 10566)

1.7	Discounted Primary Delivery Points: E ENERGY/NGPL ADAMS GAGE (Pin Number 43169)

1.8	Discounted Secondary Delivery Points: None
ARTICLE 2
DISCOUNT TERMS AND CONDITIONS; OTHER CHARGES
2.1 General Discount Limitations. The Discounted Monthly Base Reservation Rate shall apply only to: (i) service provided to Shipper by Natural under the Transportation Agreement from the Discounted Receipt Points to the Discounted Delivery Points during the Discount Term; and (ii) a maximum daily firm transportation quantity equal to the Discounted Firm Transportation Quantity set forth in Section 1.4 above, for all quantities transported on a firm basis under the Transportation Agreement and any associated capacity release replacement agreements. Shipper shall be charged all applicable maximum rates, charges, and surcharges set forth in Natural’s FERC Gas Tariff, as may be revised from time to time, for any aggregate quantities transported a firm basis for Shipper and any associated capacity release replacement shippers which: (i) are in excess of the Discounted Firm Transportation Quantity, or (ii) involve any receipt or delivery points which are not Discounted Receipt or Delivery Points.
2.2 Discountable Third Party Surcharges. From time to time, certain reservation and/or commodity surcharges may be approved by the FERC for inclusion in Natural’s FERC Gas Tariff which Natural is: (i) required to collect from Shipper and remit to the FERC or to another third party; and (ii) permitted to discount the amount of such surcharge from the applicable maximum rate set forth in Natural’s FERC Gas Tariff (“Discountable Third Party Surcharges”). Natural shall discount any particular Discountable Third Party Surcharge to the maximum extent permitted under the provisions of Natural’s FERC Gas Tariff. Shipper shall only be responsible for payment to Natural of any portion of such Discountable Third Party Surcharge which Natural is not permitted to discount and for which Natural bills Shipper.
2.3 Applicable Maximum Rates, Charges and Surcharges. Unless otherwise expressly provided in this Agreement or agreed to in writing by Natural, all applicable maximum rates, charges, surcharges, and penalties of any nature set forth in Natural’s FERC Gas Tariff, as may be revised from time to time, shall apply to service provided to Shipper under the Transportation Agreement, including without limitation all applicable: (i) Fuel and Gas Lost and Unaccounted For charges; (ii) authorized and unauthorized overrun charges; (iii) reservation surcharges; (iv) commodity rates, charges and surcharges; (v) ACA surcharges; and (vi) gathering charges, offshore charges, and lateral line charges.
ARTICLE 3
MISCELLANEOUS PROVISIONS
3.1 Applicable Maximum and Minimum Tariff Rates. Notwithstanding any other provision of this Agreement, in no event shall the discounted rates billed by Natural be less than the applicable minimum rate or more than the applicable maximum rate set forth in Natural’s FERC Gas Tariff, as may be revised from time to time.

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3.2 Refunds. In no event shall Natural be required to refund to Shipper any amounts collected for service to which the discounted rates apply, unless the relevant discounted rate billed to Shipper exceeds the corresponding applicable effective maximum rate set forth in Natural’s FERC Gas Tariff, as approved by the FERC from time to time.
3.3 Notifications. Except as otherwise may be expressly provided herein, any notice or communication contemplated or required by this Agreement shall be in writing unless oral notification is expressly authorized herein, and shall be sent to the appropriate party at the relevant address set forth in the Transportation Agreement, as may be revised from time to time.
3.4 Succession and Assignment. Any entity which shall succeed by purchase, merger or consolidation to title to the properties, substantially as an entirety, of Natural or Shipper as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. No other assignment of this Agreement nor any of the individual rights or obligations hereunder by Shipper shall be effective as to Natural without the prior express written consent of Natural.
3.5 No Third Party Beneficiaries. This Agreement shall not create any rights in any third parties, and no provision of this Agreement shall be construed as creating any obligations for the benefit of, or rights in favor of, any person or entity other than Natural or Shipper.
3.6 Conformance to Law. Performance hereunder shall be subject to all valid laws, orders, rules and regulations of duly constituted governmental authorities having jurisdiction or control of the matters related hereto, including without limitation the Federal Energy Regulatory Commission.
3.7 Non-waiver of Rights. No delay or failure to exercise any right or remedy accruing to either Natural or Shipper upon breach or default by the other party will impair any right or remedy or be construed to be a waiver of any such breach or default, nor will a waiver of any single breach be deemed a waiver of any other breach or default.
3.8 Effect of Tariff. This Agreement shall at all times be subject to all applicable provisions of Natural’s FERC Gas Tariff.
3.9 GOVERNING LAW. THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAW RULE WHICH WOULD REFER ANY MATTER TO THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.
3.10 Entire Agreement. This Agreement contains the entire agreement between Natural and Shipper with respect to the subject matter hereof, and supersedes any and all prior understandings and agreements, whether oral or written, concerning the subject matter hereof, and any and all such prior understandings and agreements are hereby deemed to be void and of no effect. No amendments to or modifications of this Agreement shall be effective unless agreed upon in a written instrument executed by Natural and Shipper which expressly refers to this Agreement.

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Natural and Shipper have caused their duly authorized representatives to execute this Agreement effective as of the date first set forth above.

NATURAL GAS PIPELINE COMPANY OF AMERICA (“Natural”)	E ENERGY ADAMS LLC (“Shipper”)

By: /s/ David J. Devine	By: /s/ Sam Sacco

Name: David J. Devine	Name: Sam Sacco

Title: President	Title: CEO/GM

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Contract No. 133719
NATURAL GAS PIPELINE COMPANY OF AMERICA (Natural)
TRANSPORTATION RATE SCHEDULE FTS AGREEMENT DATED November 20, 2006
UNDER SUBPART G OF PART 284 OF THE FERC’S REGULATIONS
1.	SHIPPER is: E ENERGY ADAMS, LLC, a END USER

2.	(a) MDQ totals: 4400 Dth per day.

(b) Service option selected (check any or all):
☐ LN          ☐ SW          ☐ NB
3.	TERM: September 1, 2007 through August 31, 2017.

4.	Service will be ON BEHALF OF: ☒ Shipper or ☐ Other.

5.	The ULTIMATE END USERS are customers within any state in the continental U.S.; or (specify state): ___.

6.	☐ This Agreement supersedes and cancels a ___Agreement dated ___.

☒ Service and reservation charges commence the latter of:
(a)	September 1, 2007, and

(b)	the date capacity to provide the service hereunder is available on Natural’s System.
☐ Other.

7.	SHIPPER’S ADDRESSES	NATURAL’S ADDRESSES
General Correspondence:
	E ENERGY ADAMS, LLC	NATURAL GAS PIPELINE COMPANY OF AMERICA
	SAM SACCO	ATTENTION: ACCOUNT SERVICES
	P. O. BOX 49	ONE ALLEN CENTER, SUITE 1000
	510 MAIN STREET	500 DALLAS STREET
	ADAMS, NE 68301	HOUSTON, TX 77002

Statements/Invoices/Accounting Related Materials:
	E ENERGY ADAMS, LLC	NATURAL GAS PIPELINE COMPANY OF AMERICA
	SAM SACCO	ATTENTION: ACCOUNT SERVICES
	P. O. BOX 49	ONE ALLEN CENTER, SUITE 1000
	510 MAIN STREET	500 DALLAS STREET
	ADAMS, NE 58301	HOUSTON, TX 77002

Payments: NATURAL GAS PIPELINE COMPANY OF AMERICA DEPT 3020 P. O. BOX 201607 DALLAS, TX 75320-1607

For Wire Transfer: NATURAL GAS PIPELINE COMPANY OF AMERICA WELLS FARGO BANK, NA ABA # 121 000 248 ACCOUNT #: 412-1049548

     8. The above stated Rate Schedule, as revised from time to time, controls this Agreement and is incorporated herein. The attached Exhibits A, B and C are part of this Agreement. NATURAL AND SHIPPER ACKNOWLEDGE THAT THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF NATURAL’S FERC GAS TARIFF AND APPLICABLE FEDERAL LAW. TO THE EXTENT THAT STATE LAW IS APPLICABLE, NATURAL AND SHIPPER EXPRESSLY AGREE THAT THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS CONTRACT, EXCLUDING, HOWEVER, ANY CONFLICT OF LAWS RULE WHICH WOULD APPLY THE LAW OF ANOTHER STATE. This Agreement states the entire agreement between the parties and no waiver, representation, or agreement shall affect this Agreement unless it is in writing. Shipper shall provide the actual end user purchasers name(s) to Natural if Natural must provide them to the FERC.
AGREED TO BY:

NATURAL GAS PIPELINE COMPANY OF AMERICA (“Natural”)	E ENERGY ADAMS LLC (“Shipper”)

By: /s/ David J. Devine	By: /s/ Sam Sacco

Name: David J. Devine	Name: Sam Sacco

Title: President	Title: CEO/GM

Contract No. 133719

EXHIBIT A
DATED: November 20, 2006
EFFECTIVE DATE: September 1, 2007

COMPANY: CONTRACT:	E ENERGY ADAMS, LLC 133719
RECEIPT POINT/S

Location	County/Parish Area	State	PIN No.	Zone	MDQ (Dth)

PRIMARY RECEIPT POINT/S

9/1/2007 — 8/31/2017
1 TPC/NGPL GAGE	GAGE	NE	902900	07	4400
SECONDARY RECEIPT POINT/S
     All second receipt points, and the related priorities and volumes, as provided under the Tariff provisions governing this Agreement.
RECEIPT PRESSURE, ASSUMED ATMOSPHERIC PRESSURE
     Natural gas to be delivered to Natural at the Receipt Point/s shall be at a delivery pressure sufficient to enter Natural’s pipeline facilities at the pressure maintained from time to time, but Shipper shall not deliver gas at a pressure in excess of the Maximum Allowable Operating Pressure (MAOP) stated for each Receipt Point. The measuring party shall use or cause to be used an assumed atmospheric pressure corresponding to the elevation at such Receipt Point/s.
RATES
     Except as otherwise provided below or in any written agreement(s) between the parties in effect during the term hereof, Shipper shall pay Natural the applicable maximum rate(s) and all other lawful charges as specified in Natural’s applicable rate schedule. Shipper and Natural may agree that Shipper shall pay a rate other than the applicable maximum rate so long as such rate is between the applicable maximum and minimum rates specified for such service in the Tariff. Natural and Shipper may agree that a specific discounted rate will apply only to certain volumes under the agreement. The parties may agree that a specified discounted rate will apply only to specified volumes (MDQ or commodity volumes) under the agreement; that a specified discounted rate will apply only if specified volumes are achieved or only if the volumes do not exceed a specified level; that a specified discounted rate will apply only during specified periods of the year or for a specifically defined period; that a specified discounted rate will apply only to specified points, zones, mainline segments, supply areas, transportation paths, markets or other defined geographical area(s); that a specified discounted rate(s) will apply in a specified relationship to the volumes actually transported (i.e., that the reservation charge will be adjusted in a specified relationship to volumes actually transported); and/or that the discount will apply only to reserves dedicated by Shipper to Natural’s system. Notwithstanding the foregoing, no discount agreement may provide that an agreed discount as to a certain volume level will be invalidated if the Shipper transports an incremental volume above that agreed level. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable maximum rate at the time the discount agreement was executed subsequently exceeds the applicable maximum rate due to a change in Natural’s maximum rates so that such rate component must be adjusted downward to equal the new applicable maximum rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the maximum rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sheets. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates which had been charged under a discount agreement exceeded rates which ultimately are found to be just and reasonable. If the parties agree upon a rate other than the applicable maximum rate, such written Agreement shall specify that the parties mutually agree either: (1) that the agreed rate is a discount rate; or (2) that the agreed rate Is a Negotiated Rate (or Negotiated Rate Formula), In the event that the parties agree upon a Negotiated Rate or Negotiated Rate Formula, this Agreement shall be subject to Section 49 of the General Terms and Conditions of Natural’s Tariff.
FUEL GAS AND GAS LOST AND UNACCOUNTED FOR PERCENTAGE (%)
     Shipper will be assessed the applicable percentage for Fuel Gas and Gas Lost and Unaccounted For.
TRANSPORTATION OF LIQUIDS
     Transportation of liquids may occur at permitted points identified in Natural’s current Catalog of Receipt and Delivery Points, but only if the parties execute a separate liquids agreement.

EXHIBIT B
DATED: November 20, 2006
EFFECTIVE DATE: September 1, 2007

COMPANY: CONTRACT:	E ENERGY ADAMS, LLC 133719
DELIVERY POINT/S

Location	County/Parish Area	State	PIN No.	Zone	MDQ (Dth)

PRIMARY RECEIPT POINT/S

9/1/2007 — 8/31/2017
E ENERGY/NGPL ADAMS GAGE	GAGE	NE	43169	07	4400
SECONDARY DELIVERY POINT/S
     All secondary delivery points, and the related priorities and volumes, as provided under the Tariff provisions governing this Agreement.
DELIVERY PRESSURE, ASSUMED ATMOSPHERIC PRESSURE
     Natural gas to be delivered by Natural to Shipper, or for Shipper’s account, at the Delivery Point(s) shall be at the pressures available in Natural’s pipeline facilities from time to time; provided, however, that the delivery pressure shall not be less than na . The measuring party shall use or cause to be used an assumed atmospheric pressure corresponding to the elevation at such Delivery Point(s).

EXHIBIT C
DATED: November 20, 2006
EFFECTIVE DATE: September 1, 2007
COMPANY: E ENERGY ADAMS, LLC
CONTRACT: 133719

	Segment	Upstream	Forward/Backward	Flow Through
	Number	Segment	Haul (Contractual)	Capacity

9/1/2007 - 8/31/2017
1.	12	0	F	0

EXHIBIT C
DATED: November 20, 2006
EFFECTIVE DATE: September 1, 2007

COMPANY: CONTRACT:	E ENERGY ADAMS, LLC 133719
     Pursuant to Natural’s tariff, an MDQ exists for each primary transportation path segment and direction under the Agreement. Such MDQ is the maximum daily quantity of gas which Natural is obligated to transport on a firm basis along a primary transportation path segment.
     A primary transportation path segment is the path between a primary receipt, delivery, or node point and the next primary receipt, delivery, or node point. A node point is the point of interconnection between two or more of Natural’s pipeline facilities.
     A segment is a section of Natural’s pipeline system designated by a segment number whereby the Shipper under the terms of their agreement based on the points within the segment identified on Exhibit C have throughput capacity rights.
     The segment numbers listed on Exhibit C reflect this Agreement’s path corresponding to Natural’s most recent Pipeline System Map which identifies segments and their corresponding numbers. All information provided in this Exhibit C is subject to the actual terms and conditions of Natural’s Tariff.